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                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-92923, 333-46746, 333-69207, 333-63570, and
333-72486.



Arthur Andersen LLP


Los Angeles, California
March 28, 2002